Exhibit 99.1

January 17, 2005

Mr. Robert P. May
135 Gulfstream Road
Palm Beach Florida 33480

Dear Bob:

I am very pleased to confirm our offer for you to join Charter Communications, Inc. ("Charter" or the "Company") as its Interim President and Chief Executive Officer. You will continue to serve as a member of the Board of Directors of Charter (the "Board"). As Interim President and Chief Executive Officer, you will perform all services and acts reasonably necessary to fulfill the duties and responsibilities of this position, including serving as a director and/or officer of affiliates and/or portfolio companies. In addition, you will have such other executive and managerial powers and duties as may reasonably be assigned to you by the Board, commensurate with your serving as Interim President and Chief Executive Officer. You are engaged by the Company to exercise your own independent and professional judgment in performing the services pursuant to this letter agreement, and you will determine the manner, means, details and methods used in performing the services. You will report directly to the Board and will spend sufficient time at the Company's offices in Denver, Colorado and St. Louis, Missouri, as well as such other locations, as the Board deems necessary to discharge your responsibilities hereunder. Notwithstanding the foregoing, the Company acknowledges that you currently intend to reside in Florida and agrees that you will not be required to relocate to Denver, Colorado or St. Louis, Missouri.

You will serve as an independent contractor and not as an employee of the Company, and will be treated as an independent contractor for all purposes, including (i) Federal, state, and local income and employment taxes, (ii) benefits and (iii) insurance, including without limitation, workers' compensation insurance. You will indemnify, hold harmless and defend the Company and its directors, officers, employees, and agents ("Indemnified Parties"), to the fullest extent lawful, from and against any liability, loss, damage, demand, claim, cost, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable attorney's fees), promptly as incurred by the Indemnified Parties, directly or indirectly resulting from, based upon, arising out of, or related to income tax and other withholdings, deductions and payments, required by federal, state or local laws or otherwise authorized from, based upon or required by reason of payments made to you in connection with this letter agreement.

The term of your service as Interim President and Chief Executive Officer will begin on January 17, 2005 and will continue until termination by either you or Charter for any reason. Except as provided herein, Charter may terminate your service as Interim President and Chief Executive Officer upon three months' written notice, and the Company may in its sole discretion pay money at your base fee rate in lieu of all or part of the notice. Your service as Interim President and Chief Executive Officer will terminate without notice hereunder automatically when and if you become Charter's permanent President and Chief Executive Officer. You may terminate your service as Interim President and Chief Executive Officer upon thirty days' written notice, and the Company may in its sole discretion reduce this notice period. Charter may terminate your service as Interim President and Chief Executive Officer for Cause (as defined below) at any time with or without notice.

You will be paid a base fee at the rate of $1,250,000 per year, paid in bi-weekly installments, for your service as Interim President and Chief Executive Officer.

In the event your service is terminated by Charter other than for Cause, or because you become Charter's permanent President and Chief Executive Officer, you will also be eligible for a one-time discretionary bonus of up to 100% of the actual base fee paid to you as Interim President and Chief Executive Officer (excluding any amount paid to you in lieu of notice). Whether to pay a bonus and the amount of the bonus will be determined in the sole discretion of the Board, considering performance goals relative to your areas of responsibility and on overall Company performance. This bonus will be payable following termination of your service. You will not be entitled to any base fee in lieu of notice or any bonus if you terminate your service or if your service is terminated by Charter for Cause.

You will not be eligible to participate in any employee benefit programs of Charter and you will not be eligible for any vacation benefits. You will, however, continue to receive all benefits and compensation afforded you as a director of the Company.

Subject to the approval of the Board's Stock Option Committee, you will be granted an option and/or restricted stock pursuant to the Charter Communications, Inc. 2001 Stock Incentive Plan. The terms of the option and/or restricted stock, including the number of shares, the exercise price and the vesting schedule will be determined as soon as reasonably practicable following your commencement of service.

Charter shall reimburse you for all appropriate business expenses in accordance with the terms of Charter's policies and procedures in effect from time to time. In addition, Charter shall reimburse you for reasonable transportation cost from your residence in Florida or other locations to Charter's offices in Denver, Colorado and St. Louis, Missouri as well as other locations, and shall provide you with temporary living quarters or reimburse temporary living expenses in or about the location of the Company's offices. In the event that the Company determines that you are subject to federal, state or local tax on all or any portion of the Company's reimbursement of such expenses, the Company will pay you an additional gross up amount equal to the federal, state or local taxes you are required to pay with respect to such reimbursement, including the effect of the Company's reimbursement of such taxes.

For purposes of this agreement, "Cause" will mean (i) your conviction of or guilty or nolo contendere plea to any felony offense or a misdemeanor that involves dishonesty or moral turpitude or that adversely affects the Company in any material respect; (ii) your refusal to comply with the lawful directives of the Board within a period of time which is reasonably sufficient under the circumstances but in no event longer than ten (10) days after written notice of such directive from the General Counsel on behalf of the Board; (iii) conduct on your part in the course of your service which constitutes gross negligence, willful misconduct or recklessness, which conduct is not cured within a period of time which is reasonably sufficient under the circumstances but in no event longer than ten (10) days after written notice thereof from the General Counsel on behalf of the Board; (iv) your breach of any fiduciary duty to the Company; (v) your possession or use of illegal drugs or excessive use of alcohol on Company premises, at a work related function, or otherwise in connection with your employment; "excessive use" meaning either repeated unprofessional use or any single event of consumption giving rise to significant intoxication; (vi) your material violation of any of the Company's Code of Conduct or employment policies; (vii) your material violation of any federal, state or local laws that will result in a direct or indirect financial loss to the Company or damage the reputation of the Company, or (ix) your material breach or violation of any agreement with the Company including without limitation this letter agreement.

You will not disclose, and will not permit or suffer the disclosure of, any confidential knowledge or confidential information with respect to the Company or any of its affiliates, or of any member, shareholder, director or officer of any of the foregoing, including without limitation with respect to operations or finances, other than in the regular course of business of Charter for Charter's benefit or as required by law; provided, however, that you have no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter will become available to the public otherwise than by disclosure by you in breach of this letter agreement. You acknowledge that upon separation from service with Charter, for any reason, you will continue to honor these limitations on disclosure and will return any material containing confidential information and refrain from disclosing any such information. You will not directly or indirectly disparage or otherwise make adverse references to Charter or any of its affiliates, or of any member, shareholder, director or officer of any of the foregoing, at any time during or after your service with Charter; provided, however, this provision shall not apply to any government investigation or any testimony you give under oath in any proceeding.

The Company shall pay reasonable legal fees incurred by you in connection with the documentation of this letter agreement.

This letter agreement is complete and embraces the entire understanding of and between the parties, and may not be modified or waived in whole or in part except in writing signed by each of the parties. This letter agreement will be construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

I trust this letter confirms your understanding of our offer. We are excited about Charter's future and about the contribution you will make in your new capacity.

Very truly yours,

/s/ Paul G. Allen

CC: Members of the Board

Agreed and accepted on this 17 day of January, 2005

By: /s/ Robert P. May
Robert P. May